Exhibit 99.1

METHODE ELECTRONICS, INC.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Methode Electronics, Inc. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended January 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 17, 2003	/s/ William T. Jensen
William T. Jensen
Chairman (chief executive officer)

Dated: March 17, 2003	/s/ Donald W. Duda
Donald W. Duda
President (chief operating officer)

Dated: March 17, 2003	/s/ Douglas A. Koman
Douglas A. Koman
Vice President, Corporate Finance (chief financial officer)